Exhibit 99.1

Clearwater Paper Reports First Quarter 2026 Results
SPOKANE, Wash.--(BUSINESS WIRE)--April 28, 2026 --Clearwater Paper Corporation (NYSE:CLW), a premier independent supplier of bleached paperboard to North American converters today reported financial results for the first quarter ended March 31, 2026.
FIRST QUARTER HIGHLIGHTS
•Net sales of $360 million versus $378 million in the first quarter of 2025, with volume up 5%, offset by lower market pricing
•Net loss of $13 million, or $0.80 per diluted share versus net loss of $6 million, or $0.38 per diluted share in the first quarter of 2025
•Adjusted EBITDA from continuing operations of $2 million versus $30 million in the first quarter of 2025 primarily due to lower market pricing and severe weather impacts
•Launched VeloraTM a new lightweight folding carton paperboard engineered to deliver dependable performance, higher yield and strong value for everyday packaging
•Announced restructuring of Cypress Bend, Arkansas facility in April, resulting in reduction of approximately 20% of roles and expected annual savings of $8 to $12 million
•Received $17 million in additional representation and warranty insurance proceeds, pursuing claims against $50 million of remaining policy limit
“We delivered solid operational execution during the first quarter, with our team doing an outstanding job managing through a severe weather event in the Southeast. We also delivered healthy volume growth that outpaced the market even as we navigated a challenging industry environment,” said Arsen Kitch, president and chief executive officer.
OVERALL RESULTS
For the first quarter of 2026, Clearwater Paper reported net sales of $360 million, compared to $378 million in the first quarter of 2025. The company reported a net loss from continuing operations of $13 million, or $0.80 per diluted share for the quarter, compared to a net loss of $6 million, or $0.36 per diluted share, in the prior‑year period. Adjusted EBITDA from continuing operations was $2 million for the first quarter of 2026 compared to $30 million in the first quarter of 2025.
The increase in net loss was primarily driven by lower pricing and the impact of a weather event during the first quarter of 2026, partially offset by insurance proceeds and cost reductions. The decrease in Adjusted EBITDA primarily reflects lower pricing and weather‑related impacts, partially offset by reduced costs.
Sales volumes and prices:
• Sales volumes were 302,918 tons in the first quarter of 2026, an increase of 5% compared to 289,487 tons in the first quarter of 2025.
• Paperboard average net selling price decreased 7% to $1,101 per ton for the first quarter of 2026, compared to $1,188 per ton in the first quarter of 2025.
COMPANY OUTLOOK
“We are focused on items within our control, namely reducing costs and maintaining share with our strategic customers, while anticipating an improvement in industry conditions. Today’s operating rates and recent increases in input costs are resulting in margins and cash flows that do not support long-term investments in our industry’s capital-intensive assets. We believe that a combination of demand growth, lower imports, and changes in net domestic supply will drive a recovery in the medium term,” concluded Kitch.

WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time on April 28, 2026. A live webcast and accompanying supplemental information will be available on the company's website. A replay of the conference call will be available on the website beginning at 5:00 p.m. Pacific Time the same day.
ABOUT CLEARWATER PAPER CORPORATION
Clearwater Paper is a premier independent supplier of paperboard packaging products to North American converters. Headquartered in Spokane, Wash., our team produces high-quality paperboard that provides sustainable packaging solutions for consumer goods and food service applications. For additional information, please visit our website at www.clearwaterpaper.com.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the first quarter of 2026 and 2025, including adjusted net income (loss) from continuing operations and Adjusted EBITDA from continuing operations. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) from continuing operations and Adjusted EBITDA from continuing operations as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP metrics because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from continuing operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from continuing operations to measure the company's compliance with certain covenants. Non-GAAP measures may differ from similarly titled measures of other companies.
FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking” statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the company’s expectations about the outlook for the next quarter, industry supply and demand conditions, pricing trends, market recovery timing, operating performance, cost reduction initiatives, restructuring outcomes, insurance recoveries, operational execution, import conditions, market share, and the company’s ability to execute its strategy and strengthen customer relationships amid current market conditions. The company’s actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this press release. Factors that could cause or contribute to such material differences in actual results include, but are not limited to: our inability to realize the expected benefits of the Augusta, Georgia paperboard manufacturing facility acquisition, including anticipated financial results, due to integration challenges or other factors; unexpected costs, charges or expenses resulting from the sale of our consumer products division (tissue business) and the related restructuring initiatives; competitive pricing pressures for our products arising from capacity additions, demand reduction and market conditions; the loss of, changes in prices for, or reduction in, orders from significant customers; changes in customer preferences, industry consolidation and vertical integration; changes in the cost and availability of wood fiber, pulp, energy, chemicals, packaging and transportation services; cyclical industry conditions and broader U.S. and global economic conditions; manufacturing or operating disruptions; labor disruptions; reliance on a limited number of suppliers and service providers; cyber-security risks; environmental liabilities and litigation, including PFAS-related claims involving our Augusta facility; our ability to execute our growth, expansion and operational efficiency initiatives and capital projects; changes in expenses, required contributions or withdrawal costs associated with our pension plans; our ability to attract and retain qualified personnel; our ability to service our debt obligations and comply with debt covenants; changes in banking relationships or credit ratings; and changes in laws, regulations or industry standards affecting our business, as well as other risks discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.al economies and in general economic conditions in the regions and industries in which we operate; increased regulation of retaliatory trade actions in response to announced or proposed U.S. tariffs, including potential impact on costs, structure, supply chains, or consumer demand; cyclical industry conditions; manufacturing or operating disruptions, including equipment malfunctions and damage to the company’s manufacturing facilities; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and transportation costs and disruptions in transportation services impacting the company’s ability to receive inputs or ship products to customers; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of the company’s products and the company’s operations; changes in customer product preferences and competitors’ product offerings; changes in labor contracts, including any related wage adjustments; labor disruptions; cyber-security risks; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; the company’s ability to execute on the company’s growth and expansion strategies; the company’s ability to successfully execute capital projects and other activities to operate the company’s assets, including effective maintenance, implement the company’s operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; changes in expenses, required contributions and potential withdrawal costs associated with the company’s pension plans; environmental liabilities or expenditures and climate change; risks and costs associated with new or ongoing environmental litigation, including PFAS related claims or regulatory actions affecting recently acquired facilities; the company’s ability to attract, motivate, train and retain qualified and key personnel; the company’s ability to service the company’s debt obligations and restrictions on the company’s business from debt covenants and terms; changes in the company’s banking relations, or in the company’s customer supply chain financing; negative changes in the company’s credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2025. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended March 31,
(In millions, except per-share data)	2026	2025
Net sales	$360.3	$378.2
Costs and expenses:
Cost of sales	361.2	341.5
Selling, general and administrative expenses	20.6	28.9
Other operating charges, net [1]	(11.1)	11.8
Total operating costs and expenses	370.7	382.2
Loss from continuing operations	(10.4)	(4.0)
Interest expense, net	(5.0)	(3.3)
Other non-operating expense	(1.1)	(0.3)
Total non-operating expense	(6.1)	(3.6)
Loss from continuing operations before income taxes	(16.5)	(7.7)
Income tax benefit	(3.7)	(1.8)
Loss from continuing operations	(12.8)	(5.9)
Loss from discontinued operations, net of tax	—	(0.4)
Net loss	$(12.8)	$(6.3)

Net loss per common share (basic and diluted):
Loss per share from continuing operations	$(0.80)	$(0.36)
Loss per share from discontinued operations	—	(0.02)
Net loss per share	$(0.80)	$(0.38)

Average shares outstanding (in thousands):
Basic and diluted	16,080	16,375
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2026 for the detailed breakout of this amount.

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$36.5	$30.7
Receivables, net	197.9	195.3
Inventories, net	269.7	281.7
Other current assets	18.0	18.3
Total current assets	522.1	526.0
Property, plant and equipment	2,384.9	2,377.9
Accumulated depreciation and amortization	(1,398.5)	(1,376.1)
Property, plant and equipment, net	986.4	1,001.8
Other assets, net	61.2	60.4
Total assets	$1,569.8	$1,588.3

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$0.6	$0.6
Accounts payable and accrued liabilities	199.8	215.6
Total current liabilities	200.4	216.2
Long-term debt	360.5	345.5
Liability for pension and other postretirement employee benefits	49.2	49.5
Deferred tax liabilities	64.6	68.2
Other long-term obligations	81.3	83.7
Total liabilities	756.0	763.0

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	6.0	8.3
Treasury stock, at cost	(11.8)	(14.8)
Retained earnings	849.4	862.3
Accumulated other comprehensive loss, net of tax	(29.9)	(30.5)
Total stockholders' equity	813.8	825.3
Total liabilities and stockholders' equity	$1,569.8	$1,588.3

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Quarter Ended March 31,
(In millions)	2026	2025
Operating activities
Net loss	$(12.8)	$(6.3)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	23.4	22.0
Equity-based compensation expense	0.6	1.0
Deferred taxes	(3.5)	(2.3)
Defined benefit pension and other postretirement employee benefits	0.5	(0.1)
Loss on sale or impairment associated with assets	—	0.1
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(2.6)	11.1
Decrease in inventories	12.4	0.9
(Increase) decrease in other current assets	(0.1)	0.2
Decrease in accounts payable and accrued liabilities	(15.5)	(24.0)
Other, net	(1.8)	(1.1)
Net cash flows provided by operating activities	0.5	1.5
Investing activities
Additions to property, plant and equipment, net	(9.1)	(32.7)
Net cash flows used in investing activities	(9.1)	(32.7)
Financing activities
Borrowings on long-term debt	15.0	—
Repayments of long-term debt	(0.1)	(0.2)
Taxes paid related to net share settlement of equity awards	(0.5)	(2.3)
Repurchases of common stock	—	(10.9)
Other, net	—	8.9
Net cash flows (used in) provided by financing activities	14.3	(4.4)

Increase (decrease) in cash and cash equivalents	5.8	(35.6)
Cash and cash equivalents at beginning of period	30.7	79.6
Cash and cash equivalents at end of period	$36.5	$44.0

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Quarter Ended March 31,
(In millions)	2026	2025
Net loss	$(12.8)	$(6.3)
Add (deduct):
Less: loss from discontinued operations, net of tax	—	(0.4)
Loss from continuing operations	(12.8)	(5.9)
Income tax benefit	(3.7)	(1.8)
Interest expense, net	5.0	3.3
Depreciation and amortization	23.4	22.0
Other operating charges, net [1]	(11.1)	11.8
Other non-operating expense	1.1	0.3
Adjusted EBITDA from continuing operations	$1.9	$29.8
1 Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 11 within Clearwater Paper's Form 10-Q filed with the SEC for the period ended March 31, 2026 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended March 31,
(In millions, except per share data)	2026	2025
Adjusted income (loss) from continuing operations:
Net loss	$(12.8)	$(6.3)
Add (deduct):
Less: loss from discontinued operations, net of tax	—	(0.4)
Loss from continuing operations	(12.8)	(5.9)
Add back:
Income tax benefit	(3.7)	(1.8)
Other operating charges, net	(11.1)	11.8
Adjusted income (loss) from continuing operations before tax	(27.7)	4.1
Normalized income tax (benefit) provision[1]	(6.9)	1.0
Adjusted income (loss) from continuing operations	$(20.7)	$3.1

Weighted average diluted shares (thousands)	16,080	16,375

Adjusted income (loss) from continuing operations per diluted share	$(1.29)	$0.19

1 Calculated at 25% which is an estimate of Clearwater Paper's statutory tax rate

Clearwater Paper Corporation

Investors contact:
investorinfo@clearwaterpaper.com
509-344-5906

News media:
Virginia Aulin, Senior Vice President, Human Resources and Public Affairs
509-344-5967
Virginia.aulin@clearwaterpaper.com